UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 11, 2005 (October 10, 2005)
GTx, Inc.
(Exact name of registrant as specified in its charter)

Delaware	005-79588	62-1715807
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
3 N. Dunlap Street
3rd Floor, Van Vleet Building
Memphis, Tennessee 38163
(901) 523-9700
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report)

ITEM 8.01 Other Events.
ITEM 9.01 Financial Statements and Exhibits.
SIGNATURE
EX-99.1 PRESS RELEASE 10/10/05

ITEM 8.01 Other Events.
     On October 10, 2005, GTx, Inc. announced that it is offering to sell, subject to market and other conditions, 5,000,000 shares of newly issued common stock pursuant to its effective shelf registration statement previously filed with the Securities and Exchange Commission.
     The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
ITEM 9.01 Financial Statements and Exhibits.
     (c) Exhibits

Exhibit
Number	Description
99.1	Press Release issued by GTx, Inc. dated October 10, 2005

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTx, Inc.
Date: October 11, 2005	By:	/s/ Henry P. Doggrell
		Name:	Henry P. Doggrell
		Title:	Vice President, General Counsel/Secretary